            As filed with the Securities and Exchange Commission
                            on February 14, 1996
                                                      Registration No. 33-______
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                          MARSH SUPERMARKETS, INC.
           (Exact name of registrant as specified in its charter)


                   INDIANA                                      35-0918179
       (State or other jurisdiction of                       (I.R.S. employer
        incorporation or organization)                    identification number)

          9800 CROSSPOINT BOULEVARD
            INDIANAPOLIS, INDIANA                               46256-3350
   (Address of principal executive offices)                     (Zip code)


                1991 EMPLOYEE STOCK INCENTIVE PLAN, AS AMENDED
                           (Full title of the plan)

                            P. LAWRENCE BUTT, ESQ.
                    VICE PRESIDENT, COUNSEL AND SECRETARY
                          9800 CROSSPOINT BOULEVARD
                      INDIANAPOLIS, INDIANA  46256-3350
                   (Name and address of agent for service)

                                (317) 594-2100
        (Telephone number, including area code, of agent for service)

                                   Copy To:

                             JAMES H. CHEEK, III
                              BASS, BERRY & SIMS
                            FIRST AMERICAN CENTER
                         NASHVILLE, TENNESSEE  37238
                                (615) 742-6200
                       CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                       maximum                   Proposed
         Title of                                     offering                   maximum                  Amount of
      securities to           Amount to be            price per                 aggregate               registration
      be registered            registered             share (*)             offering price (*)             fee (*)
---------------------------------------------------------------------------------------------------------------------
  Class A or Class B      750,000 shares               $13.125                  $9,843,750                 $3,395
  Common Stock,
  without par value

(*) Estimated solely for the purpose of determining the amount of the registration fee. Such estimates have been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and are based upon the average of the high and low prices per share of the Registrant's Class A Common Stock as reported on the Nasdaq Stock Market's National Market on February 12, 1996.

                                        Page 1 of 7 sequentially numbered pages.
                                     Exhibit Index appears on sequential page 5.

                     REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of Class A Common Stock and/or Class B Common Stock, without par value, of Marsh Supermarkets, Inc., an Indiana corporation (the "Registrant"), for the Registrant's 1991 Employee Stock Incentive Plan, as amended.




                          INCORPORATION BY REFERENCE
                      OF EARLIER REGISTRATION STATEMENT

         The Registration Statement on Form S-8 (Registration File No. 33-56630) previously filed by the Registrant with the Securities and Exchange Commission on December 31, 1992 is hereby incorporated by reference herein.


ITEM 8.  EXHIBITS

EXHIBIT NUMBER              DESCRIPTION
--------------              -----------


       5             Opinion of Bass, Berry & Sims

       23.1          Consent of Ernst & Young LLP

       23.2          Consent of Bass, Berry & Sims (included in Exhibit 5)

       24            Power of Attorney (included on pages II-2 and II-3)

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on this 13th day of February, 1996.

                                       MARSH SUPERMARKETS, INC.


                                       By: /s/ Don E. Marsh
                                          -------------------------------------
                                           Don E. Marsh
                                           Chairman of the Board, President and
                                           Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Don E. Marsh and Douglas W. Dougherty and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


              Signature                                     Title                                Date
              ---------                                     -----                                ----
  /s/ Don E. Marsh                    Chairman of the Board, President                     February 13, 1996
 -----------------------------------  and Chief Executive Officer
            Don E. Marsh


  /s/ Douglas W. Dougherty            Vice President, Chief Financial                      February 13, 1996
 -----------------------------------  Officer and Treasurer
        Douglas W. Dougherty          (Principal Financial Officer)


  /s/ Michael D. Castleberry          Assistant Treasurer and Director                     February 13, 1996
 -----------------------------------  of Corporate Accounting
       Michael D. Castleberry         (Principal Accounting Officer)


              Signature                                     Title                                Date
              ---------                                     -----                                ----


  /s/ C. Alan Marsh                   Vice Chairman of the Board and Senior                February 13, 1996
 -----------------------------------  Vice President--Corporate Development
            C. Alan Marsh


  /s/ William L. Marsh                Vice President -- General Manager, Property          February 13, 1996
 -----------------------------------  Management and Director
          William L. Marsh


  /s/ Garnet R. Marsh                 Director                                             February 13, 1996
 -----------------------------------
           Garnet R. Marsh


  /s/ Jack E. Buckles                 Director                                             February 13, 1996
 -----------------------------------
           Jack E. Buckles


  /s/ Charles R. Clark                Director                                             February 13, 1996
 -----------------------------------
          Charles R. Clark


  /s/ Stephen M. Huse                 Director                                             February 13, 1996
 -----------------------------------
           Stephen M. Huse


  /s/ James K. Risk, III              Director                                             February 13, 1996
 -----------------------------------
         James K. Risk, III


  /s/ K. Clay Smith                   Director                                             February 13, 1996
 -----------------------------------
            K. Clay Smith

                                EXHIBIT INDEX


                 EXHIBIT NUMBER            DESCRIPTION                                                            SEQUENTIAL
                 --------------            -----------                                                          NUMBERED PAGE
                                                                                                                --------------
                         5                 Opinion of Bass, Berry & Sims                                               6

                        23.1               Consent of Ernst & Young                                                    7

                        23.2               Consent of Bass, Berry & Sims (included in Exhibit)                         -

                         24                Power of Attorney (included on pages II-2 and II-3)                         -